EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 25, 2006, which appears on page 34 of the annual report on Form 10-K of Brazauro Resources Corporation for the years ended January 31, 2006, 2005 and 2004 filed on May 16, 2006.

Vancouver, Canada December 11, 2006	“Morgan & Company” Chartered Accountants